FIRST AMENDMENT TO OPTION AND
                          AGREEMENT AND PLAN OF MERGER

     This First Amendment to Option and Agreement and Plan of Merger (the "Amendment") is entered into as of August 29, 2002 by and among (i) National Semiconductor Corporation, a Delaware corporation ("National"), (ii) Nintai Acquisition Sub, Inc., a California corporation and a wholly-owned subsidiary of National ("Merger Sub"), (iii) DigitalQuake, Inc., a California corporation ("DigitalQuake"), and (iv) Paul A. Lessard and Michael G. Fung (the "Founders"). National, Merger Sub, DigitalQuake and the Founders are sometimes hereinafter referred to as the "Parties."

     WHEREAS, the Parties entered into an Option and Agreement and Plan of Merger dated as of February 8, 2002 (the "Agreement"); and

     WHEREAS, the Parties now wish to amend the Agreement in the manner described in this Amendment; and

     WHEREAS, the board of directors of DigitalQuake has approved this Amendment by resolutions adopted at a special meeting held on August __, 2002; and

     WHEREAS, concurrently with the execution of this Amendment and as an inducement to National to enter into this Amendment, the holders of all outstanding shares of DigitalQuake capital stock have approved the Agreement, as amended by this Amendment, and the Merger (as defined in the Agreement) by unanimous written consent; and

     WHEREAS, concurrently with the execution of this Amendment and as an inducement to DigitalQuake and the Founders to enter into this Amendment, National has delivered a Merger Option Notice (as defined in the Agreement), which specifies an anticipated Closing Date of August 29, 2002; and

     WHEREAS, the Parties believe this Amendment will benefit each of them.

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereto agree as follows:

          1. The definition of "Closing Date" in Section 1.1 of the Agreement shall be revised to state in its entirety as follows:

          ""Closing Date" means the date specified by National in the Merger Option Notice, subject to the terms and conditions of this Agreement."

          2. The definition of "Excess Transaction Costs" in Section 1.1 of the Agreement shall be revised to state in its entirety as follows:

          "Excess Transaction Costs" means (i) any fees and expenses of legal counsel, accountants and any other advisors, representatives, consultants or finders incurred by DigitalQuake in excess of $120,000 in connection with the negotiation, preparation, execution and performance of this Agreement, the Series B Purchase Agreement, the Technology Development and Licensing Agreement and the transactions contemplated hereby and thereby, excluding any fees or expenses payable to Toan Tran, and (ii) all amounts greater than $300,000 payable to Toan Tran in connection with the negotiation, preparation, execution and performance of this Agreement, the Series B Purchase Agreement, the Technology Development and Licensing Agreement and the transactions contemplated hereby and thereby."

          3. The definition of "Financial Statements" in Section 1.1 of the Agreement shall be revised to state in its entirety as follows:

          ""Financial Statements" means the unaudited balance sheets and related statements of income, cash flow and shareholders' equity for DigitalQuake as of and for the years ended December 31, 2001 and 2000, and as of and for the six months ended June 30, 2002 and 2001, together with any notes thereon, all of which are attached as Schedule 1.1(c)."

          4.   The  following  definition  shall be added to Section  1.1 of the
               Agreement:

          ""Restricted DigitalQuake Common Stock" shall mean shares of DigitalQuake Common Stock issued upon exercise of a DigitalQuake Option that are not Vested Shares (within the meaning of the terms of the applicable DigitalQuake Option) and that do not become Vested Shares by virtue of any acceleration of vesting triggered by the Merger under the terms of the applicable DigitalQuake Option."

          5. Section 2.4 of the Agreement shall be revised to state in its entirety as follows:

          "2.4 Actions Following Exercise of the Option. Immediately following National's exercise of the Merger Option, each of the parties to this Agreement shall take all actions necessary or desirable to consummate the Merger by the date specified by National in the Merger Option Notice."

          6. Section 3.2 of the Agreement shall be revised to state in its entirety as follows:

          "3.2  Conversion  of  DigitalQuake   Common  Stock  and   DigitalQuake
     Preferred  Stock.

               (a) At the Effective Time, each share of DigitalQuake Series A Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and extinguished and converted into the right to receive in cash, without interest, $1.00.

               (b) At the Effective Time, each share of DigitalQuake Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares of DigitalQuake Series B Preferred Stock held by National or its Subsidiaries (which shall be canceled pursuant to Section 3.7)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and extinguished and converted into the right to receive in cash, without interest, $1.78.

               (c)  At the Effective  Time,  each share of  DigitalQuake  Common
                    Stock,  including shares of Restricted  DigitalQuake  Common
                    Stock, issued and outstanding immediately prior to the Effective Time (other than shares of DigitalQuake Common Stock held by National or its Subsidiaries (which shall be canceled pursuant to Section 3.7) and other than Dissenting Shares (as defined herein)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and extinguished and converted into the right to receive in cash, without interest:

                    (i) immediately following the Effective Time, an amount equal to the quotient of (A) the Adjusted Consideration (as defined below) divided by (B) the sum of (x) the total number of shares of DigitalQuake Common Stock outstanding three days before the Closing Date
                         (including shares held by National and its Subsidiaries) plus (y) the total number of shares of DigitalQuake Common Stock issuable upon conversion of shares of DigitalQuake Preferred Stock (including shares held by National and its Subsidiaries) outstanding three days before the Closing Date plus (z) the total number of shares of DigitalQuake Common Stock subject to DigitalQuake Options, warrants or other convertible securities (including those held by National and its Subsidiaries) outstanding three days before the Closing Date (such amount, the "Adjusted Per Share Price"); provided, however, that ten percent of the Adjusted Per Share Price shall be withheld and deposited into escrow pursuant to Section 3.4 hereof. The amount of the Adjusted Per Share Price withheld and deposited into escrow from all holders of DigitalQuake Common Stock and DigitalQuake Preferred Stock (other than National) and deposited into escrow, together with the amounts withheld from the Optionees pursuant to clause (y)(I) of Section 3.4(a) and clause (y)(I) of
                         Section 3.4(b), is referred to herein as the "Indemnity Escrow Amount." For purposes of this Agreement, the "Adjusted Consideration" means an amount equal to Twenty Million Six Hundred Thousand Dollars ($20,600,000) reduced by the Excess Transaction Costs, if any;

                    (ii) on the date that is thirty (30) days after the issuance by National of a statement of operations as part of its standard quarterly earnings press release for the quarterly period ending August 24, 2003, an amount equal to 94% of (A) the amount specified in the table below under the heading "Aggregate Earn-Out Amount" corresponding to the aggregate amount of Revenue (as defined below) recognized by National from the Effective Time through August 24, 2003 from sales of products incorporating DQ Technology (as defined below) set forth in the table below under the heading "Revenue Amount" divided by (B) the sum of (x) the total number of shares of DigitalQuake Common Stock outstanding three days before the Closing Date (other than shares held by National and its Subsidiaries) plus (y) the total number of shares of DigitalQuake Common Stock issuable upon conversion of shares of DigitalQuake Preferred Stock (other than shares held by National and its Subsidiaries) outstanding three days before the Closing Date plus (z) the total number of shares of DigitalQuake Common Stock subject to DigitalQuake Options, warrants or other convertible securities (other than those held by National and its Subsidiaries) outstanding three days before the Closing Date; and


              Revenue Amount                    Aggregate Earn-Out Amount
              --------------                    -------------------------

        Greater than $14,000,000                     $   1,400,000

        $7,000,000 to $14,000,000                    $     500,000

          Less than $7,000,000                       $           0


                    (iii)on  the  date  that  is  thirty  (30)  days  after  the issuance by National of a statement of operations as part of its standard quarterly earnings press release for the quarterly period ending August 29, 2004, an amount equal to 94% of (A) the amount specified in the table below under the heading "Aggregate Earn-Out Amount" corresponding to the aggregate amount of Revenue recognized by National from the Effective Time through August 29, 2004 from sales of products incorporating DQ Technology set forth in the table below under the heading "Revenue Amount" divided by (B) the sum of (x) the total number of shares of DigitalQuake Common Stock outstanding three days before the Closing Date (other than shares held by National and its Subsidiaries) plus (y) the total number of shares of DigitalQuake Common Stock issuable upon conversion of shares of DigitalQuake Preferred Stock (other than shares held by National and its Subsidiaries) outstanding three days before the Closing Date plus (z) the total number of shares of DigitalQuake Common Stock subject to DigitalQuake Options, warrants or other convertible securities (other than those held by National and its Subsidiaries) outstanding three days before the Closing Date.

              Revenue Amount                    Aggregate Earn-Out Amount
              --------------                    -------------------------

        Greater than $66,000,000                     $   3,000,000

        $33,000,000 to $66,000,000                   $   1,000,000

        Less than $33,000,000                        $           0


                         For purposes of this Section 3.2(c), "Revenue" shall mean those sales by National and its Subsidiaries that, according to generally accepted accounting principles and National's revenue recognition policies, may be recognized as revenue and that have been reported as revenue in a quarterly statement of operations published by National as part of a quarterly earnings press release, and "DQ Technology" shall mean DigitalQuake's (i) present scaler technology with
                         third-  or  fourth-generation  scaler  algorithms,   or
                         future generations thereof; (ii) 80 MHz to 160MHz triple analog-digital converter and phase-locked loop, or future generations thereof; (iii) digital-video interface receiver, or future generations thereof; (iv) high-definition content protection, or future generations thereof; or (v) high-resolution digital phase-locked loop, or future generations thereof. For the sake of clarity, the Parties understand and agree that DigitalQuake will be credited the full amount of Revenue generated by the sale of a product incorporating DQ Technology even where DQ Technology comprises only a portion of such product.

               (d) The amounts described in clauses (a) - (c) shall be paid in accordance with Section 3.6; provided, however, that the aggregate amount payable to each Principal Employee pursuant to clause (i) of paragraph (c) above shall be further subject to Section 3.5; and provided further that payments with respect to shares of Restricted DigitalQuake Common Stock shall be subject to Section 3.4(e) and payments with respect to such shares and any other shares of DigitalQuake Common Stock that are subject to forfeiture, rights of repurchase at the exercise price or other vesting restrictions as of the date hereof or the Closing Date shall be subject to Section 3.9.

               (e) On behalf of the Shareholders and holders of DigitalQuake Options on the Closing Date, Paul Lessard (or in the event that Paul Lessard is no longer employed by National, the next-highest level manager of DigitalQuake immediately prior to the Effective Time who continues to be employed by National) shall have access to National's proprietary financial information system, EXPERTs, for the sole purpose of monitoring Revenue (as defined in this Section 3.2), and not for the purpose of reviewing or monitoring other National sales data or revenues.

               (f) Notwithstanding the earn-out components of the Merger consideration, the parties understand and agree that
                    National shall be entitled to operate DigitalQuake in accordance with National's business judgment following the Merger without liability to DigitalQuake, the Founders or the Shareholders for failure to maximize the payments contemplated by clauses (ii) and (iii) of this Section 3.2(c).

               (g) Concurrently with the making of the payments contemplated by clauses (ii) of Section 3.2(c), if any, National shall pay to Toan Tran an amount equal to 6% of the product of clauses
                    (A) and (B) of clause (ii) of Section 3.2(c) (the "2003 Gross Earn-Out Amount Per Share") multiplied by the number of shares of DigitalQuake Common Stock (other than shares of Restricted DigitalQuake Common Stock) outstanding immediately prior to the Effective Time. In addition, concurrently with the making of the payments contemplated by clauses (iii) of Section 3.2(c), if any, National shall pay to Toan Tran an amount equal to 6% of the product of clauses
                    (A) and (B) of clause (iii) of Section 3.2(c) (the "2004 Gross Earn-Out Amount Per Share") multiplied by the number of shares of DigitalQuake Common Stock (other than shares of Restricted DigitalQuake Common Stock) outstanding immediately prior to the Effective Time."

          7. The following paragraphs shall be added to the end of Section 3.4:

          "(d) Earn-Out Payments on DigitalQuake Options. For each Digital Quake Option that is not exercised prior to the Effective Time, National shall make the following payments on the following dates, subject to the limitations set forth below:

                    (i) on the date that is thirty (30) days after the issuance by National of a statement of operations as part of its standard quarterly earnings press release for the quarterly period ending August 24, 2003, an amount equal to (A) the amount payable with respect to each share of DigitalQuake Common Stock pursuant to Section 3.2(c)(ii) above multiplied by (B) the number of shares of DigitalQuake Common Stock subject to such DigitalQuake Option immediately prior to the Effective Time, reduced by the amount of any withholding taxes that may be required on such payment (which National shall cause DigitalQuake to duly withhold for the amount of such Optionee); provided that with respect to any DigitalQuake Option that is not fully vested as of the Effective Time (after taking into account any acceleration of vesting triggered by the Merger under the terms of the applicable DigitalQuake Option), National shall have no obligation to make a payment to the former holder of such DigitalQuake Option pursuant to this clause (i) unless the holder remains employed by DigitalQuake or National and otherwise satisfies the requirements for continued vesting of the DigitalQuake Option in question through the date of such payment; and

                    (ii) on the date that is thirty (30) days after the issuance by National of a statement of operations as part of its standard quarterly earnings press release for the quarterly period ending August 29, 2004, an amount equal to (A) the amount payable with respect to each share of DigitalQuake Common Stock pursuant to Section 3.2(c)(iii) above multiplied by (B) the number of shares of DigitalQuake Common Stock subject to such DigitalQuake Option immediately prior to the Effective Time, reduced by the amount of any withholding taxes that may be required on such payment (which National shall cause DigitalQuake to duly withhold for the amount of such Optionee); provided that with respect to any DigitalQuake Option that is not fully vested as of the Effective Time (after taking into account any acceleration of vesting triggered by the Merger under the terms of the applicable DigitalQuake Option), National shall have no obligation to make a payment to the former holder of such DigitalQuake Option pursuant to this clause (ii) unless the holder remains employed by DigitalQuake or National and otherwise satisfies the requirements for continued vesting of the DigitalQuake Option in question through the date of such payment.

               (e)  Restricted   DigitalQuake   Common  Stock.   Notwithstanding
                    Section 3.2(c)(i) above, in the case of shares of Restricted Digital Quake Common Stock, in lieu of the payment that National otherwise would be required to make immediately following the Effective Time pursuant to such Section 3.2(c)(i), National shall make semi-annual cash payments to the former holders of such shares of Restricted DigitalQuake Common Stock beginning six months after the Effective Time. Each such payment shall be in an amount equal to the Adjusted Per Share Price multiplied by the Restricted Stock Semi-Annual Increment provided that the holder remains employed by DigitalQuake or National and otherwise satisfies the requirements for continued vesting of the Restricted DigitalQuake Common Stock in question (as set forth in the
                    DigitalQuake Option pursuant to which such shares were issued) through the date of such payment. "Restricted Stock Semi-Annual Increment" shall mean the number of shares, if any, of Restricted DigitalQuake Common Stock that would have vested during the six-month period ending on the date of such payment if such shares had remained outstanding and continued to vest in accordance with the terms of the DigitalQuake Option pursuant to which they were issued. After semi-annual payments have been made with respect to all shares of Restricted DigitalQuake Common Stock held by a holder immediately prior to the Effective Time, no further semi-annual payments to such holder shall be required. In addition, any semi-annual payments with respect to shares of Restricted DigitalQuake Common Stock shall cease immediately upon the termination of the holder's employment. Further, notwithstanding clauses (ii) and (iii) of Section 3.2(c), National shall have no obligation to make a payment to the former holder of shares of Restricted DigitalQuake Common Stock pursuant to clause (ii) or (iii) of Section 3.2(c) unless the holder remains employed by DigitalQuake or National and otherwise satisfies the requirements for continued vesting of the Restricted DigitalQuake Common Stock under the terms of the DigitalQuake Option pursuant to which such shares were granted through the date of such payment.

               (f) Finder's Fee on Earn-Out Amounts Paid on DigitalQuake Options and Restricted DigitalQuake Common Stock. Concurrently with the making of the payments to holders of DigitalQuake Common Stock contemplated by clause (ii) of
                    Section 3.2(c), National shall pay to Toan Tran an amount equal to 6% of the 2003 Gross Earn-Out Amount Per Share multiplied by the sum of (x) the number of shares of DigitalQuake Common Stock subject to DigitalQuake Options with respect to which National is required to make payment pursuant to clause (i) of Section 3.4(d) plus (y) the number of shares of Restricted DigitalQuake Common Stock with respect to which National is required to make payment pursuant to Section 3.4(e). In addition, concurrently with the making of the payments to holders of DigitalQuake Common Stock contemplated by clause (iii) of Section 3.2(c), National shall pay to Toan Tran an amount equal to 6% of (A) the 2004 Gross Earn-Out Amount Per Share multiplied by (B) the sum of (x) the number of shares of DigitalQuake Common Stock subject to DigitalQuake Options with respect to which National is required to make payment pursuant to clause (ii) of Section 3.4(d) plus (y) the number of shares of Restricted DigitalQuake Common Stock with respect to which National is required to make payment pursuant to Section 3.4(e)."

          8. Clauses (b) and (c) of Section 3.5 of the Agreement shall be revised to state in their entirety as follows:

               "(b) The second  installment  payable to each Principal  Employee with respect to his DigitalQuake Common Stock and DigitalQuake Option(s) shall be due and payable on August 24, 2003; and

               (c) The third installment payable to each Principal Employee with respect to his DigitalQuake Common Stock and DigitalQuake Option(s) shall be due and payable on August 29, 2004."

          9. Section 3.6(a) of the Agreement shall be revised to state in its entirety as follows:

               "(a) As soon as practicable after the Effective Time, each Person holding a certificate or certificates representing shares of DigitalQuake Common Stock or DigitalQuake Preferred Stock issued and outstanding immediately prior to the Effective Time shall deliver such certificate(s), a letter of transmittal in the form attached hereto as Exhibit E-1 and a Form W-9 or Form W-8 (or a suitable substitute form), as applicable, to the Surviving Corporation or its transfer agent. In the event that any such holder no longer has in his or her possession any such certificate(s) (other than certificates representing shares of DigitalQuake Common Stock held in escrow by DigitalQuake), such holder shall, in lieu of surrendering such certificate(s), deliver to Surviving Corporation an affidavit of that fact whereupon National may, in its sole discretion, require the holder of such lost certificate(s) to deliver a bond in such sum as

                    National may reasonably direct as indemnity against any claim that may be made against National or any of its Affiliates with respect to the certificate. Each Person owning shares of DigitalQuake Common Stock held in escrow by DigitalQuake in accordance with the terms of the DigitalQuake Option pursuant to which such shares were issued shall deliver a letter of transmittal in the form attached hereto as Exhibit E-2 and a Form W-9 or Form W-8 (or a suitable substitute form), as applicable, to Surviving Corporation or its transfer agent. Thereupon, in each case, each such holder shall be entitled to receive in exchange therefor cash consideration in the amount and in the manner described in Section 3.2, 3.4(e) and Section 3.5, without interest, and Surviving Corporation shall pay and National shall cause Surviving Corporation to pay such amount promptly to the holder."

          10. The first sentence of the first unnumbered paragraph of Article IV of the Agreement shall be revised to state in its entirety as follows:

          "DigitalQuake and each of the Founders jointly and severally make the following representations and warranties to National and Merger Sub, which representations and warranties are true and correct as of the date hereof and will be true and correct as of the Closing Date, except as set forth in the disclosure schedule delivered by DigitalQuake to National and Merger Sub on the date hereof, as the same shall be updated on the August 29, 2002 [the date of the Amendment] with respect to events or circumstances arising between the date hereof and August 29, 2002 (the "Disclosure Schedule")."

          11. The first sentence of Section 8.1 of the Agreement shall be revised to state in its entirety as follows:

          "All  representations  and  warranties  of  National  and  Merger  Sub contained  in this  Agreement  and in the First  Amendment  to  Option  and
     Agreement and Plan of Merger entered into as of August 29, 2002 by and among National, Merger Sub, DigitalQuake, and the Founders (the "Amendment") shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date (without giving effect to any limitations with respect to materiality set forth therein) except as would not have a Material Adverse Effect on National or Merger Sub."

          12. The first sentence of Section 9.1 of the Agreement shall be revised to state in its entirety as follows:

          "All representations and warranties of DigitalQuake contained in this Agreement and in the Amendment shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date (without giving effect to any limitations with respect to materiality set forth therein)."

          13. The following paragraph shall be added as a newly created Section 9.13:

          "9.13 Consents of Holders of Restricted DigitalQuake Common Stock. DigitalQuake shall have delivered to National consents from all of the holders of shares of Restricted DigitalQuake Common Stock issued prior to the Effective Time approving of the treatment of such shares contemplated by the Agreement, as amended by the Amendment, and the termination of such holders' rights under the DigitalQuake Option(s) pursuant to which such shares were issued."

          14. The following sentence shall be added to the end of Section 14.5 of the Agreement:

          "Upon the Effective Time, this Agreement and the Agreement of Merger shall supersede all DigitalQuake Options, which DigitalQuake Options shall automatically be terminated as of the Closing, including without limitation any provisions thereof relating to DigitalQuake's rights to repurchase shares of Restricted DigitalQuake Common Stock issued upon exercise of such DigitalQuake Options."

          15. Each of Exhibit A, Exhibit B, Exhibit C, Exhibit F and Exhibit G to the Agreement shall be replaced in its entirety by Exhibit A, Exhibit B, Exhibit C, Exhibit F and Exhibit G hereto, respectively. Exhibit E to the Agreement shall be replaced in its entirety by Exhibit E-1 and Exhibit E-2 hereto. Schedule 1.1(c) to the Agreement shall be replaced in its entirety by Schedule 1.1(c) hereto.

          16.  DigitalQuake  and the Founders  represent and warrant as follows:
               DigitalQuake has all necessary power and authority to enter into this Amendment and has taken all corporate action necessary to consummate the transactions contemplated by the Agreement as amended hereby and to perform its obligations thereunder. The execution and delivery of this Amendment and the performance by DigitalQuake of its obligations under the Agreement as amended hereby and the consummation of the transactions contemplated thereby, including the Merger, have been unanimously approved by the Board of Directors and unanimously approved by the shareholders of DigitalQuake. Certified resolutions of the Board of Directors and written consents of the shareholders of DigitalQuake have been provided to National, there have been no changes to such resolutions or written consents, and such resolutions and written consents remain in full force and effect. Each of the Founders has all necessary power and authority to enter into this Amendment and has taken all action necessary to consummate the transactions contemplated by the Agreement as amended hereby and to perform its obligations thereunder. This Amendment has been duly executed and delivered by DigitalQuake and the Founders and is a legal, valid and binding obligation of DigitalQuake, and the Founders, enforceable against each of them in accordance with its terms, except that enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors.

          17. National and Merger Sub represent and warrant as follows: Each of National and Merger Sub has all requisite corporate power and authority, and has taken all corporate action necessary to execute and deliver this Amendment, to consummate the transactions contemplated by the Agreement as amended hereby and to perform its obligations thereunder. This Amendment has been duly executed and delivered by each of National and Merger Sub and is a legal, valid and binding obligation of National and Merger Sub, enforceable against each of them in accordance with its terms, except that enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors.

          18. The effectiveness of this Amendment is subject to (a) the delivery by DigitalQuake to National concurrently with the execution and delivery hereof of certified resolutions of the Board of Directors and written consents of the shareholders of DigitalQuake unanimously approving the execution and delivery of this Amendment and the performance by DigitalQuake of its obligations under the Agreement as amended hereby and the consummation of the transactions contemplated thereby, including the Merger, (b) the delivery by Merger Sub to DigitalQuake concurrently with the execution and delivery hereof of copies of the resolutions of the Board of Directors and written consent of the sole shareholder of Merger Sub unanimously approving the execution and delivery of this Amendment and the performance by Merger Sub of its obligations under the Agreement as amended hereby and the consummation of the transactions contemplated thereby, including the Merger, (c) the delivery by National to DigitalQuake of a Merger Option Notice which specifies an anticipated Closing Date of August 29, 2002, (d) delivery by DigitalQuake to National of consents from all of the holders of shares of Restricted DigitalQuake Common Stock to the treatment of such shares contemplated by the Agreement, as amended hereby,
               (e) the delivery by the parties to Latham & Watkins of the Agreement of Merger attached as Exhibit A to hold in escrow pending receipt of notice from National that the Agreement of Merger should be dated and submitted to the Secretary of State of the State of California for filing, and (f) the delivery by DigitalQuake to National of Non-Compete Agreements signed by the individuals listed or described on Schedule 1.1(d) and Employment Agreements signed by the individuals listed or described on
               Schedule 1.1(b). Prior to such deliveries, this Amendment shall have no force or effect.

          19. This Amendment may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, including counterparts transmitted by facsimile, but all of which taken together shall constitute one and the same agreement. Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement.

          20. On and after the date hereof, each reference in the Agreement and in any of the Ancillary Agreements to the "Agreement" shall mean the Agreement as amended hereby. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party hereto, nor constitute a waiver of any provision of the Agreement.


                            [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused this Amendment to be duly executed on its behalf by its officer thereunto duly authorized, as of the day and year first above written.

                                NATIONAL SEMICONDUCTOR CORPORATION,
                                a Delaware corporation


                                By: //S// DONALD MACLEOD
                                Name:
                                Its:


                                NINTAI ACQUISITION SUB, INC.,
                                a California corporation


                                By: //S// DONALD MACLEOD
                                Name:
                                Its:


                                DIGITALQUAKE, INC.,
                                a California corporation


                                By: //S// PAUL A. LESSARD
                                Name:
                                Its:


                                PAUL A. LESSARD

                                //S// PAUL A. LESSARD



                                MICHAEL G. FUNG

                                //S// MICHAEL G. FUNG